UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________

Date of Report (Date of earliest event reported):  November 30, 2017

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

150 King Street, Suite 2800

Toronto, Ontario, Canada  M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01Entry into a Material Definitive Agreement.

On November 30, 2017, Compañia Minera Pangea, S.A. de C.V. (“CMP”), a wholly-owned subsidiary of McEwen Mining Inc. (the “Company”), executed a line of credit agreement (“Line of Credit”) with Banco Nacional de Comercio Exterior, S.N.C., a Mexican federal development banking institution (“Bancomext”). The Line of Credit allows CMP to borrow up to 120,000,000 Mexican pesos (approximately $6,440,000 based on a market exchange rate of 18.63 Mexican pesos to 1 US dollar, as published by Bloomberg on November 30, 2017). Borrowing under the Line of Credit will be available for one (1) year from November 30, 2017.

Interest payments under the Line of Credit are due quarterly beginning with any borrowing and a final payment of all principal and accrued interest is due twenty-four (24) months following the date of the first withdrawal. CMP is permitted to prepay any amounts owed without penalty. The interest rate for each advance is as agreed upon by the parties prior to each advance, and will be reviewed and adjusted on a quarterly basis.

CMP is permitted to use the proceeds from the Line of Credit (i) to finance up to 90% of the value added tax (“VAT”) refunds related to the cost of its El Gallo 1 mining project, (ii) as working capital, and (iii) for other expenses related to CMP’s mining activity. Borrowings under the Line of Credit are secured by a lien on all VAT collections received by CMP.

The Line of Credit will be immediately due and payable in the event of a failure to pay principal or interest when due, or for a breach of other covenants set forth in the Line of Credit.  All amounts due under the Line of Credit have been irrevocably and unconditionally guaranteed by the Company.

The description of the Line of Credit and the Guaranty in this report is a summary only and is qualified in its entirety by reference to the Line of Credit, an English summary of which is filed herewith as Exhibit 10.1 and the Guaranty which is filed herewith as Exhibit 10.2.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibits are filed or furnished with this report:

	10.1	English summary of Line of Credit Agreement dated November 30, 2017.

	10.2	Guaranty and Subordination Agreement dated November 30, 2017.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: December 4, 2017	By:	/s/ Andrew Elinesky
Andrew Elinesky, Senior Vice President and
Chief Financial Officer